Exhibit 99.2

Q3 2013 Earnings Highlights November 4th, 2013

Participants Rolla Huff Chairman & Chief Executive Officer Louis Alterman Senior Vice President Finance Brad Ferguson Chief Financial Officer

New Bookings Charts are MRR only and exclude non-recurring/usage based revenues Strong quarter of sales bookings Results can be lumpy depending on timing of large deals $88 million of total contract value sold in Q3 ‘13. $265M sold YTD through September Q3 ‘13 YTD bookings up over 5% against the same period last year Growth and Carrier product take rate continues to improve 64% of bookings came from Growth product portfolio in Q3 ’13 Mix of legacy bookings now just above half of what they were at the beginning of 2012 40% 46% 50% 50% 65% New Bookings - $ MRR Business Bookings Mix 59% 64%

Total Sales Productivity(1) Per Rep / Month Retail Sales Productivity(1) Per Rep / Month Retail productivity remains high relative to historical levels Averaged $4k in monthly rep productivity in Q3 ‘13 16 fewer average direct reps in Q3 ‘13 than in Q2 ‘13 Average deal size for new Retail bookings in Q3 ‘13 up 29% over the end of 2012 Total productivity (including Wholesale) up over Q2 ‘13 Averaged $4.6k in total business monthly rep productivity Up 92% over 2012 levels SEM drove $1.7M in new annualized revenue in the quarter Sales Productivity

Monthly average revenue churn excluding write-downs and write-ups for Total Business including Retail, Wholesale, IT Services and Web Hosting Business Churn Total Business Services Churn(1) Business churn of 1.9%, up slightly sequentially, however the true run rate as we exit the quarter is lower Retail churn improved in Q3 ‘13 We are largely past the increase of customers coming out of contract Churn improved throughout Q3 and our September exit rate was down 50bps relative to the peak in July Competition at the low end remains fierce, but we are taking aggressive action to improve the retention profile of our base and improve mix with proportionally more large customers. We expect churn to improve over time as a result. Wholesale churn up in Q3 ‘13 Q3 spike reflects impact of Sprint shutting off their legacy Nextel network. Excluding this event, churn remains in the 1.5% range. The nature of large deals in this segment can lead to lumpiness with quarter over quarter trends. We generally expect Wholesale churn between 1% and 1.5%. Retail Churn(1) Wholesale Churn(1)

Monthly average churn; reflects 2012 true-up of cable subscribers Consumer Churn Consumer churn of 2.2% in Q3 ’13 As we typically do, we saw a moderate seasonal increase in churn over the summer months of approximately 10 bps, but Q3 ‘13 churn was down 20 bps YoY We expect further improvement over time as the mix of tenured customers increases Approximately 70% of Consumer subscribers have been with us for 5+ years Consumer churn down nearly 50% since the beginning of 2009

Key Capabilities Sales become more lumpy as we move up market, but we are seeing the positive effects of broad product capabilities, bigger and better markets and new sales talent

On a normalized basis, total company revenue declines remained flat to last quarter at -6.3% Business Services Revenue % YoY Business Services Revenue % YoY Normalized to Exclude Settlements As Reported Total Company Revenue % YoY Total Company Revenue % YoY Revenue Trajectory We expect as churn improves and larger deals are installed, we will continue to move closer to the inflection point. Pro-forma for Deltacom & One Communications

Q3 2013 Financial Highlights Q3 ‘13 Adjusted EBITDA favorably impacted $7M for settlements resolved during the quarter, mainly in Cost of Revenue We generated $23M in Unlevered Free Cash Flow in Q3 ‘13 EPS of $(.11), flat to Q2 ‘13 Adjusted EBITDA and Unlevered Free Cash Flow are Non-GAAP measures. See appendix for additional information on non-GAAP measures. Fully Diluted Weighted Average Shares $ Millions Q3 '12 Q2 '13 Q3 '13 Var to Q2 '13 Revenue 331 $ 313 $ 309 $ (5) $ Adjusted EBITDA (1) 71 59 56 (3) Capital Expenditures 25 34 33 1 Unlevered Free Cash Flow (1) 46 25 23 (2) Net Income/(Loss) 1 $ (11) $ (11) $ (0) $ Shares Outstanding (2) 106 103 103 Earnings Per Share 0.01 $ (0.11) $ (0.11) $ (0.00) $

Revenue Components

$ in Millions		FY 2012	Q3 2012	Q2 2013	Q3 2013	Q3 '13 vs. Q3 '12	Outlook / Commentary
Expect Long Term Growth	Retail	$132	$34	$39	$45	32%	• MPLS, Hosted VOIP and IT Services Products • Expect to grow organic revenue at 20% or greater • Q3 '13 includes impact of CenterBeam acquisition
	Wholesale	$152	$38	$39	$36	-5%	• Q3 '12 included $2M for favorable settlements. • Q3'13 included Nextel disconnect ~$(1M impact) • Quarterly results will continue to be "lumpy" • Expect to grow at 0-2% market range over the long term as we capitalize more on new unique routes
	Total Business Growth	$284	$72	$78	$81	13%	• $324M run rate growth business
Non Growth: CLEC & Legacy		$733	$181	$165	$160	-12%	• Anticipate this business will continue to decline in the low teens in Q4 • Expect improvements over the longer term as churn rates improve (began to abate in September)
Total Business		**$1,017**	**$253**	**$243**	**$241**	**-5%**	• **Pre-acquisition, businesses were declining in double digits**
Consumer		$318	$78	$70	$68	-13%	• Expect Consumer to decline ~13% for FY '13 and ~12% in '14
Total Company		**$1,335**	**$331**	**$313**	**$309**	**-7%**	• **Improving overall. Decline was over 10% a year ago**

9

EarthLink

Revenue component amounts sourced from billing data. Revenue outlook information does not represent guidance and is not subject to being updated
Excludes Systems revenue, prior periods restated to exclude this business unit

Cash Flow We ended the quarter with $116M in cash To date, we have spent ~$41M of our one-time $45 million capital investment outlined in Q3 ’12 We spent $25.5M in Q3 ’13 related to the CenterBeam acquisition $11M in dividends and share repurchases (1) Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures $ Millions Q3 '13 Beginning Cash & Marketable Securities 142 $ Adjusted EBITDA (1) 56 Capital Expenditures (33) Centerbeam purchase (including severance & transaction costs) (26) Integration/Exited Facilities (9) Share repurchases (6) Dividends (5) Working Capital, Tax, Insurance, Other (4) Ending Cash & Marketable Securities 116 $

Balance Sheet Highlights Healthy balance sheet Evaluating options to streamline our corporate structure with a holding company and reduce the number of subsidiaries. This would result in lower ongoing costs of audit, tax, regulatory and corporate expenses as well as a more efficient use of our state NOLs. We have access to a $135M revolving credit facility that remains undrawn Excludes capital leases Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures $ Millions Q3 '13 EarthLink Cash and Marketable Securities 116 $ 8 ? % Senior Unsecured Notes due 2019 300 $ 7 3/8 % Senior Secured Notes due 2020 300 $ $135M Revolving Credit Facility (undrawn) - $ Gross Debt (1) 600 $ Net Debt 484 $ 2013 Adjusted EBITDA Guidance Midpoint (2) 225 $ Gross Debt/Adj. EBITDA 2.7x Net Debt/Adj. EBITDA 2.2x

Operating Results While results are lumpy quarter to quarter, Business revenue is flattening Business segment Gross Margin of 49.5% reflects Cost of Revenue benefits from settlements realized during the quarter. Normalizing for these settlements, Business Gross Margin was just under 47%. Consumer churn ticked up slightly due to normal seasonality (1) Monthly average revenue churn excluding write-downs and write-ups for Total Business including Retail, Carrier , IT Services and Web Hosting (2) Q3 ’12 Consumer churn restated from 2.5% to reflect adjustment to Cable subscribers $ Millions Q3 '12 Q2 '13 Q3 '13 Var to Q2 '13 Total Revenue 331 $ 313 $ 309 $ (5) $ Business Revenue 253 243 241 (3) Consumer Revenue 78 70 68 (2) Cost of Revenue 155 153 145 8 Total Gross Margin 175 160 164 3 Business Gross Margin 124 114 119 5 Consumer Gross Margin 52 47 45 (2) Selling, G&A Expenses 108 $ 105 $ 109 $ (4) $ Business Services Churn (1) 1.6% 1.8% 1.9% -0.1% Consumer Churn (2) 2.4% 2.1% 2.2% -0.1%

2013 Guidance Range Original Guidance(1) February 19th Prior Guidance August 1st Current Guidance November 4th $ Millions Low End High End Low End High End Low End High End Revenue $1,240 $1,255 $1,245 $1,250 $1,240 $1,245 Adjusted EBITDA(2) 210 225 214 225 $222 $227 Net Loss (45) (40) (288) (283) (282) (280) Capital Expenditures $140 $155 $140 $155 $140 $150 (1) For comparability, original February 19th guidance adjusted to reflect $(10)M FY revenue impact of moving systems to discontinued operations (2) Adjusted EBITDA is a Non-GAAP measure. See appendix for additional information on non-GAAP measures

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Appendix

Transport & Logistics Financial Services Retail Government Other Industries Healthcare EarthLink Customers

Non GAAP Information EarthLink Non-GAAP Measures Adjusted EBITDA is defined by EarthLink as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax. Unlevered Free Cash Flow is defined by EarthLink as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment. Net Loss Before Goodwill Impairment is defined by EarthLink as net loss before impairment of goodwill and estimated tax impact of impairment of goodwill. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles.

2013 Guidance Non GAAP Reconciliation Year Ending December 31, 2013 Net loss $(282) - $(280) Interest expense and other, net 62 Income tax benefit (44) - (42) Depreciation and amortization 181 - 182 Impairment of goodwill 256 Stock-based compensation expense 13 Restructuring, acquisition and integration-related costs 34 Loss from discontinued operations, net of tax 2 Adjusted EBITDA $222 - $227 EARTHLINK, INC. Reconciliation of Net Loss to Adjusted EBITDA (in millions)

Historical Non GAAP Reconciliations Three Months Three Months Three Months Ended Ended Ended September 30, June 30, September 30, 2012 2013 2013 Net income (loss) 1,372 $ (11,201) $ (11,338) $ Interest expense and other, net 16,792 18,173 13,985 Income tax benefit (2,793) (3,329) (4,582) Depreciation and amortization 45,630 44,270 46,689 Stock-based compensation expense 2,663 4,010 1,238 Restructuring, acquisition and integration-related costs 6,379 7,278 9,928 Loss from discontinued operations, net of tax 491 292 225 Adjusted EBITDA 70,534 $ 59,493 $ 56,145 $ EARTHLINK, INC. Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands)

Additional Non GAAP Reconciliations EARTHLINK, INC. Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (4) (in thousands) Three Months Ended September 30, June 30, September 30, 2012 2013 2013 Net income (loss) $ 1,372 $ (11,201) $ (11,338) Interest expense and other, net 16,792 18,173 13,985 Income tax benefit (2,793) (3,329) (4,582) Depreciation and amortization 45,630 44,270 46,689 Stock-based compensation expense 2,663 4,010 1,238 Restructuring, acquisition and integration-related costs (2) 6,379 7,278 9,928 Loss from discontinued operations, net of tax (3) 491 292 225 Purchases of property and equipment (24,504) (34,401) (32,792) Unlevered Free Cash Flow (4) $ 46,030 $ 25,092 $ 23,353 Three Months Three Months Three Months Ended Ended Ended September 30, June 30, September 30, 2012 2013 2013 Net cash provided by operating activities 90,066 $ 11,696 $ 39,890 $ Income tax provision benefit (2,793) (3,329) (4,582) Non-cash income taxes 881 3,356 4,603 Interest expense and other, net 16,792 18,173 13,985 Amortization of debt discount, premium and issuance costs 497 (462) (996) Restructuring, acquisition and integration-related costs 6,379 7,278 9,928 Changes in operating assets and liabilities (41,527) 23,420 (6,910) Purchases of property and equipment (24,504) (34,401) (32,792) Other, net 239 (639) 227 Unlevered Free Cash Flow 46,030 $ 25,092 $ 23,353 $ Net cash used in investing activities (24,363) (15,471) (20,311) Net cash used in financing activities (13,362) (28,473) (17,576) EARTHLINK, INC. Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (in thousands)

Cautionary Information Regarding Forward Looking Statements This presentation includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be an IT services company for small and medium-sized businesses with IT and network security needs, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our evolving Business Services product portfolio to offset declining revenues from our legacy Business Services products and from our Consumer Services segment, which could adversely affect our results of operations and cash flows; (3) that we may not be able to develop the optimal sales model necessary to implement our business strategy; (4) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that our failure to achieve operating efficiencies will adversely affect our results of operations; (7) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (8) that unfavorable general economic conditions could harm our business; (9) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (10) that we face significant competition in the IT services and communications industry that could reduce our profitability; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) that our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (25) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (26) that we may not be able to protect our intellectual property; (27) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (28) that our business depends on effective business support systems and processes; (29) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (30) that cyber security breaches could harm our business; (31) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that regulatory audits have in the past, and could in the future, result in increased costs; (34) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (35) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (36) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (37) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (38) that we may require substantial capital to support business growth or refinance existing indebtedness, and this capital may not be available to us on acceptable terms, or at all; (39) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or inability to borrow funds under our existing credit facility; (40) that we may reduce, or cease payment of, quarterly cash dividends; (41) that our stock price may be volatile; and (42) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.